UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2017 (May 19, 2017)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Coach Cove Sanford, MI	48657
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On May 19, 2017, HPIL HOLDING (“HPIL”) entered into an Addendum to the Brand License Agreement made by and between the World Traditional Shotokan Karate-Do Federation (the “WTFSKF”), the Licensor, and HPIL HOLDING, the Licensee, originally signed on December 29, 2014 (collectively, the “Agreement”).

As per the terms the Addendum, the Licensee, HPIL HOLDING has made the requisite payment to WTFSKF and will sponsor the WTFSKF World Karate Championship which is being held this year in La Seu D’Urgell Lleida, Catalonia, Spain on the 16th and 7th of September, 2017.

The Licensor, WTFSKF, has granted to the Licensee, HPIL HOLDING, specifically, the exclusive use of its “Licensed Brand and Trademarks” and its “Licensed Products” and the exclusive “Sponsorship” during the term of the Brand License Agreement.

HPIL has initiated the development of merchandise utilizing the Licensor’s trademark and Logo in an agreement being negotiated with Royal Blue T Shirts of Sheridan, Arkansas. It is estimated that there are more than 10,000 martial arts schools in the USA according to industry statistics.

HPIL has also initiated discussions with companies to license the broadcast of the annual championship, and a library of past videotaped events, on television and on the internet.

The licensing Agreement between the WTFSKF and HPIL signed on December 29, 2014 calls for the Agreement to go into effect on January 1, 2018. The agreement is valid for 25 years.

The description of the Agreement above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

In consideration of the License HPIL issued 752,000 shares of its common stock to the WTFSKF at the then market price of $9.05 for a valuation of $6,805,600 In December 2016, the Company management, after discussions with its auditors, wrote the asset down to $7,520 based upon the then prevailing market price of about $0.01 and other factors. None of the terms of the Brand License from the WTFSKF to HPIL had changed. On May 19, 2017 the WTFSKF and HPIL signed an addendum to the original agreement giving HPIL the exclusive right to broadcast on radio, television and the internet the World Karate Championships for 25 years. The WTFSKF has approximately 1.2 million athletes as members through the respective country associations. There are approximately 86 countries that belong to the WTFSKF.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

99.1*	Addendum to the Brand License Agreement made by and between the World Traditional Shotokan Karate-Do Federation, the Licensor, and HPIL HOLDING, the Licensee, dated May 19, 2017.

* Included in previously filed reporting documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding
(Registrant)

Date: August 29, 2017.	By:	/s/ Nitin Amersey
Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary

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